Exhibit 3.44(a)

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
LESLIE RESOURCES MANAGEMENT, INC.

           Pursuant to the provisions of KRS 271B.10.010, et seq., the undersigned corporation executes these Restated and Amended Articles of Incorporation and states that each and every article is being amended, the text of which amendments are set forth below. The undersigned corporation further states that the following Amended and Restated Articles of Incorporation were adopted by the sole shareholder of the corporation on January 15, 1998, in the manner prescribed by the Kentucky Business Corporation Act.

           1.     Corporate Name. The Corporation's name shall be Leslie Resources Management, Inc.

           2.     Authorized Shares. The Corporation shall have authority to issue One Thousand (1,000) shares of no par value common stock.

           3.     Registered Office and Agent. The street address of the Corporation's registered office shall be 109 Broadway, Hazard, Kentucky 41701. The name of the Corporation's registered agent at that office shall be Ronald G. Combs.

           4.     Principal Office. The mailing address of the Corporation's principal office shall be 1500 North Big Run Road, Ashland, Kentucky 41102.

           5.     Action by Shareholders in Lieu of Meeting. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting and without prior notice if the action is taken by shareholders entitled to vote on the action who represent not less than eighty percent (80%) of the votes entitled to be cast on such action (or such higher percentage as may be required by these Articles), except for the election of directors, which shall require the written consent of all the shareholders entitled to vote in the election. Notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given promptly after the action becomes effective to those shareholders entitled to vote on the action who have not consented in writing.

           6.     Indemnification. Each person who is or becomes an executive officer or director of the Corporation shall be indemnified and advanced expenses by the Corporation with respect to all threatened, pending or completed actions, suits or proceedings in which that person was, is, or is threatened to be made a named defendant or respondent because he is or was a director or executive officer of the Corporation. This Article obligates the Corporation to indemnify and advance expenses to its executive officers or directors only in connection with proceedings arising from that person's conduct in his official capacity with the Corporation to the extent permitted by the Kentucky Business Corporation Act, as amended from time to time. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which directors and executive officers may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise. The Corporation may indemnify and advance expenses to any employee or agent to the fullest extent permitted by law.

           7.     Limitation of Director Liability.

                     (a)     Except as otherwise provided by Subsection (b) below, no director of the Corporation shall have any personal liability to the Corporation or its shareholders for monetary damages for breach of his duties as a director.

                     (b)     Nothing in Article 7 (a) above shall be deemed or construed to eliminate or limit the liability of a director for:

                               (i)     Any transaction in which the director's personal financial interest is in conflict with the financial interests of the Corporation or its shareholders;

                               (ii)     Acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law;

                               (iii)     Any vote for or assent to an unlawful distribution to shareholders as prohibited under KRS 271B.8-330 (or under any corresponding provision of the Kentucky Business Corporation Act, as amended from time to time); or

                               (iv)     Any transaction from which the director derived an improper personal benefit.

           These Amended and Restated Articles of Incorporation supercede the original Articles of Incorporation and all amendments thereto.

           The number of shares of the corporation outstanding at the time of such adoption was 25; and the number of shares entitled to vote thereon was 25.

           The number of shares voted for such amendment was 25; and the number of shares voted against such amendment was zero.

LESLIE RESOURCES MANAGEMENT, INC. By: /s/ John Lynch John Lynch, Secretary Date: 1/30/98

STATE OF KENTUCKY

COUNTY OF BOYD

           I, the undersigned Notary Public in and for the Commonwealth and County aforesaid, do hereby certify that John Lynch as Secretary personally appeared before me, and after having been duly sworn, declared and acknowledged and verified the foregoing Amended and Restated Articles of Incorporation of Leslie Resources Management, Inc. as of the _____ day of January, 1998.

           My commission expires:______________________

NOTARY PUBLIC, STATE AT LARGE, KENTUCKY

Prepared by:

/s/ Thomas C. Walker
BROWN, TODD & HEYBURN PLLC
2700 Lexington Financial Center
Lexington, Kentucky 40507
(606) 231-0000